Exhibit 99.4

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet, Smartphone or Tablet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

REGIONAL HEALTH PROPERTIES, INC.

Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. Votes submitted electronically by Mobile or over the Internet must be received by 11:59 p.m., Eastern Time, on [•], 2022.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MOBILE VOTING –
On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY FOR HOLDERS OF COMMON STOCK

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSALS 1 AND 2.

Please mark your votes like this **X**

1. To approve a proposal to (i) amend the Amended and Restated Articles of Incorporation (the "Charter") of Regional Health Properties, Inc. (the "Company") to (a) reduce the liquidation preference of the Company's 10.875% Series A Cumulative Redeemable Preferred Shares (the "Series A Preferred Stock") to $5.00 per share, (b) eliminate accumulated and unpaid dividends on the Series A Preferred Stock, (c) eliminate future dividends on the Series A Preferred Stock, (d) eliminate penalty events and the right of holders of Series A Preferred Stock to elect directors upon the occurrence of a penalty event, (e) reduce the redemption price of the Series A Preferred Stock in the event of an optional redemption to $5.00 per share, (f) reduce the redemption price of the Series A Preferred Stock in the event of a "change of control" to $5.00 per share and (g) change the voting rights of holders of Series A Preferred Stock when voting as a single class with any other class or series of stock to one vote per $5.00 liquidation preference, and (ii) amend the Charter to increase the authorized number of shares of the Company to 61,000,000 shares, consisting of 55,000,000 shares of common stock and 6,000,000 shares of preferred stock.

   FOR ☐ AGAINST ☐ ABSTAIN ☐

2. To approve a proposal to adjourn the special meeting of the holders of the Company's Series A Preferred Stock and common stock (the "Special Meeting"), if necessary or appropriate, for the purpose of soliciting additional votes for the approval of Proposal 1 if there are not sufficient votes cast at the Special Meeting to approve Proposal 1.

   FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Print Name(s): ____________________

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2022**

Please date and sign in the same manner in which your shares are registered. When signing as executor, administrator, trustee, guardian or attorney, please give full title. Joint owners should each sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Important Notice Regarding the Internet Availability of Proxy Materials for the 2022 Special Meeting of Shareholders to be held on [], 2022 The Proxy Statement/Prospectus and the Notice of Special Meeting are available at: https://www.cstproxy.com/regionalhealthproperties/2022 FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED PROXY FOR HOLDERS OF COMMON STOCK THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2022 SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [], 2022 REGIONAL HEALTH PROPERTIES, INC. 454 Satellite Boulevard NW, Suite 100 Suwanee, Georgia 30024 The undersigned hereby constitutes and appoints Brent Morrison and Benjamin A. Waites, and each of them individually, each with full power of substitution and resubstitution, to vote in the manner specified below the numbers of shares of common stock of Regional Health Properties, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Company’s 2022 Special Meeting of Shareholders to be held on , 2022, at Sonesta Gwinnett Place Atlanta, located at 1775 Pleasant Hill Road, Duluth, Georgia, at , Eastern Time (the “Special Meeting”), and at any adjournments or postponements thereof, upon the proposals described in the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, the receipt of which is acknowledged. The above-named proxies of the undersigned are further authorized and directed to vote, in their discretion, on any adjournments or postponements of the Special Meeting and on such other matters as may properly come before the Special Meeting and any adjournments or postponements thereof. THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THEN THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2, AND IN THE DISCRETION OF THE ABOVE-NAMED PROXIES AS TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.(Continued, and to be marked, dated and signed, on the other side)